NaviSite, Inc.

LIMITED POWER OF ATTORNEY

 This statement confirms that the
undersigned has authorized and designated each
of Veronica Zorrilla, Ann Imes, Heather
Turner, Suzanne Hamel and Thomas B. Rosedale
his attorney-in-fact to (i) prepare, execute
and file on behalf of the undersigned Form ID or
any other necessary documents or forms in order to
obtain access codes (including, without limitation, CIK
and CCC codes) for the undersigned to permit filing
on EDGAR, and (ii) prepare, execute and file on behalf
of the undersigned all Forms 3, 4 and 5 (including
any amendments thereto) that the undersigned may be
required to file with the U.S. Securities and Exchange
Commission as a result of the undersigned's ownership
of or transactions in securities of NaviSite, Inc.  The
authority of such attorneys under this Power of Attorney
shall continue until the undersigned is no longer required
to file Forms 3, 4 and 5 with regard to the undersigned's
ownership of or transactions in securities of NaviSite, Inc., unless earlier revoked in writing.  The undersigned
acknowledges that such attorneys are not assuming any
of the undersigned's responsibilities to comply with
the requirements of Section 16 of the Securities
Exchange Act of 1934, as amended, or any of the
undersigned's liabilities for failure to comply
with such requirements.

Date: April 22, 2008
     /s/ Mark Clayman
     ----------------------
     Mark Clayman